EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 10, 2003, relating to the consolidated financial statements of Visual Data Corporation appearing in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2002.

     We also consent to the reference to us under the caption Experts in the Prospectus, which is part of this registration statement.

GOLDSTEIN LEWIN & CO.

Boca Raton, Florida, July 30, 2003.